UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2009

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 28, 2009, the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“the Company”), elected Quincy Allen as a member of the Board. The Board designated Mr. Allen as a Class B director. He will serve as a member of the Audit Committee. Mr. Allen will stand for election at the Company’s 2009 Annual Meeting of Stockholders. There are no arrangements or understandings between Mr. Allen and any other person pursuant to which Mr. Allen was selected as a director. There are no transactions involving Mr. Allen that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the election of Mr. Allen is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

(a) On January 28, 2009, the Board adopted certain amendments to the Bylaws of the Company (the “Amended and Restated Bylaws”). The amendments took effect upon adoption by the Board. The Amended and Restated Bylaws include changes for conforming or clarification purposes to improve the consistency or form of bylaws, as well as changes to be consistent with recent changes in Maryland General Corporation Law and the New York Stock Exchange requirements. Among these changes are revisions in (i) Article I, Section 1, to provide that the annual meeting shall be held on the date and at the time set by the Board, which is consistent with the change in Maryland General Corporation Law regarding when annual meetings may be set by the Board; (ii) Article I, Section 3, to clarify when notice is deemed to have been given for special meetings, provide for “householding” of notices, and clarify the power of the Company to cancel or postpone such meetings; (iii) Article I, Section 7(a)(1), to clarify that compliance with clause (iii) of such section is the only means by which a stockholder may make nominations before an annual meeting of stockholders or to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an annual meeting of stockholders; (iv) Article I, Section 7(a)(3), to clarify and expand the information required to be set forth in notices under Article I, Section 7, including, but not limited to, as to the stockholder, the proposed nominee of the stockholder or any of such stockholder’s affiliates, (1) whether and to what extent such parties have in the past six months engaged in any of the transactions enumerated therein and (2) disclosure of any substantial interest, direct or indirect, by security holdings or otherwise, of such parties in the Company; (v) Article II, Section 11, to permit the Board or the stockholders to ratify prior actions or inactions of the Company or its officers, and to clarify that such actions questioned in litigation may be ratified, and, if so ratified, shall bar any claim or execution of any judgment as to the questioned action; (vi) Article VII, Section 1, to be consistent with the New York Stock Exchange’s recently adopted Direct Registration System eligibility requirements; (vii) Article VII, Section 3, to clarify requirements as to replacement certificates for shares of stock that have ceased to be certificated; and (viii) Article XI, Section 3, to clarify the contractual nature of indemnification rights provided under Article XI.

A copy of the Amended and Restated Bylaws, marked to show the amendments, is attached hereto as Exhibit 3(ii) and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3(ii)	Bylaws of NCR Corporation, as amended and restated as of January 28, 2009
99.1	Press Release dated February 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: February 2, 2009	By:	/s/ Nelson F. Greene
Nelson F. Greene
Assistant Secretary